TRIDEX CORPORATION AND SUBSIDIARIES
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)

                                                           Quarters Ended                Nine Months Ended
                                                     -------------------------       ---------------------------
                                                      September      September       September       September
                                                      30, 1999       30, 1998         30, 1999        30, 1998
                                                     -------------------------       ---------------------------
BASIC AND DILUTED:
   EARNINGS (LOSS):
     Net loss available to common stockholders       $  (1,399)      $    (607)      $  (2,449)      $   (13,390)
                                                     -------------------------       ---------------------------

   SHARES:
     Weighted average common shares outstanding      6,368,000       6,377,000       6,368,000         5,975,000
                                                     -------------------------       ---------------------------

   EARNINGS (LOSS) PER SHARE -
       BASIC AND DILUTED:
                                                     -------------------------       ---------------------------
     Net loss                                        $   (0.22)      $   (0.10)      $   (0.38)      $     (2.24)
                                                     =========================       ===========================